Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of CSK Auto Corporation (the “Company”) on Form 10-Q for the period ending May 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Don W. Watson, hereby certify, in my capacity as Chief Financial Officer of the Company, to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DON W. WATSON

Don W. Watson
Chief Financial Officer

June 17, 2003